Exhibit 99.2

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement") is made and entered into as of the 8th day of June, 2015 by and between Dataram Corporation, Inc. (the "Company") and David A. Moylan (the "Executive").

WHEREAS, Executive is expected to make a major contribution to the profitability, growth and financial strength of the Company;

WHEREAS, the Company considers the continued availability of Executive's services, managerial skills and business experience to be in the best interest of the Company and its stockholders and desires to assure the continued services of Executive on behalf of the Company without the distraction of Executive occasioned by the possibility of an abrupt change in control of the Company; and

WHEREAS, Executive is willing to become employed by the Employer upon the understanding that the Employer will provide him with income security and health benefits in accordance with the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.      Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary:

1.1      "Base Salary" means Executive's annual rate of base salary in effect on the date of Executive's termination of employment (or, if higher, on the date of the Change in Control), determined in each case prior to reduction for any employee-elected salary reduction contributions made to an Employer-sponsored non-qualified deferred compensation plan or an Employer-sponsored plan pursuant to Section 401(k) or 125 of the Code, and excluding bonuses, overtime, allowances, commissions, deferred compensation payments and any other extraordinary remuneration.

1.2      "Cause" shall mean Executive's commission of a material act of fraud, theft or dishonesty against the Company; conviction for any felony; or willful non-performance of material duties which is not cured within sixty (60) days after receipt of written notice to Executive.

1.3      "Change in Control" shall mean, and shall be deemed to have occurred upon (a) a sale by Dataram of a majority of the common stock of the Company to an unrelated third party, or (b) a sale of substantially all of the Company's assets to an unrelated third party.

1.4      "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.5      "Company" shall mean Dataram Corporation and, after a Change in Control, any successor or successors thereto.

1.6      "Date of Termination" following a Change in Control shall mean the dates, as the case may be, for the following events: (a) if Executive's employment is terminated by his death, the date of his death, (b) if Executive's employment is terminated due to a Disability, thirty (30) days after the Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such period), (c) if Executive's employment is terminated pursuant to a termination for Cause, the date specified in the Notice of Termination, and (d) if Executive's employment is terminated for any other reason, fifteen (15) days after delivery of the Notice of Termination unless otherwise agreed by Executive and Company.

1.7      "Disability" shall mean that, in the Company's reasonable judgment, either

(a) Executive has been unable to perform Executive's duties because of a physical or mental impairment for 80% or more of the normal working days during six consecutive calendar months or 50% or more of the normal working days during twelve consecutive calendar months, or (b) Executive has become totally and permanently incapable of performing the usual duties of his employment with the Company on account of a physical or mental impairment.

1.8      "Effective Date" shall mean the date hereof.

1.9      "Employer" shall mean the Company or its affiliate employing Executive.

1.10      "Good Reason" shall mean any of the following actions upon or after a Change in Control, without Executive's express prior written approval, other than due to Executive's Disability or death: (a) a diminution in Executive's Base Salary or annual bonus opportunity; (b) a diminution in Executive's title, authority, duties, or responsibilities; (c) a required relocation of at least 60 miles; (d) a breach of this Agreement with respect to Executive not cured within ten (10) days; or (e) a successor's failure to assume this Agreement.

1.11      "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

1.12      "Release" shall mean a release to be signed by Executive within forty-five (45) days following the date of termination in such form as the Company shall reasonably determine, which shall, to the extent permitted by law, waive all claims and actions against Dataram, the Employer and its affiliates and such other related parties and entities as the Company chooses to include in the release except for claims and actions for benefits provided under the terms of this Agreement (which Release is not revoked by Executive).

1.13      "Target Bonus" shall mean Executive's annual target bonus (as defined in the applicable bonus plan) for the year in which the Date of Termination occurs or, if higher, the year in which the Change in Control occurred.

1.14      "Termination of Employment" shall mean the time when the employee- employer relationship between Executive and the Employer is terminated for any reason, voluntarily or involuntarily, with or without Cause, including, without limitation, a termination by reason of resignation, discharge (with or without Cause), Disability, death or retirement, but excluding terminations where there is a simultaneous re-employment by the Company or a subsidiary or affiliate of the Company.

2.      Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of: (a) the second anniversary of the Effective Date if a Change in Control of the Company has not occurred prior to such anniversary; (b) the Termination of Employment of Executive with the Employer based on Death, Disability, or Cause or by Executive other than for Good Reason; or (c) one (1) year from the date of a Change in Control of the Company.

3.      Termination of Employment of Executive.

3.1      Payment of Severance Benefits Upon Change in Control. In the event of a Change in Control of the Company, Executive shall be entitled to the severance benefits set forth in Section 4 if Executive executes a Release, and only if during the term of this Agreement:

(a)      Executive's employment by the Employer is terminated by the Employer without Cause within 12 months following the Change in Control;

(b)      Executive terminates his employment with the Employer for Good Reason within 12 months following the Change in Control and complies with the procedures set forth in Section 3.2;

(c)      Executive's employment by the Employer is terminated by the Employer without Cause prior to the Change in Control and such termination arose in connection with or in anticipation of the Change in Control (for purposes of this Agreement, meaning that at the time of such termination the Company had entered into an agreement, the consummation of which would result in a Change in Control and such Change in Control is consummated); or

(d)      Executive terminates his employment with the Employer for Good Reason prior to the Change in Control, the event constituting Good Reason arose in connection with or in anticipation of the Change in Control and Executive complies with the procedures set forth in Section 3.2.

3.2      Good Reason. Notwithstanding anything contained in any employment agreement between Executive and the Employer to the contrary, during the term of this Agreement Executive may terminate his employment with the Employer for Good Reason as set forth in Section 3.1(b) or (d) and be entitled to the benefits set forth in Section 4, provided that Executive gives written notice to the Company of his election to terminate his employment for such reason within 180 days after the time he becomes aware of the existence of facts or circumstances constituting Good Reason and the Company has not cured such facts or circumstances within thirty (30) days after receiving such notice.

3.3      Disability. In the event of a Disability of Executive, the Company may terminate this Agreement provided that the Company shall have provided Executive a Notice of Termination and Executive shall not have returned to the full-time performance of Executive's duties within thirty (30) days of such Notice of Termination.

3.4      Cause. The Employer may terminate the employment of Executive for Cause. Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a Notice of Termination and a written copy of a finding by the Company's Board of Directors or any other representative of the Company or Dataram that Executive was guilty of conduct constituting Cause based on reasonable evidence, specifying the particulars thereof in detail.

3.5      Notice of Termination. Any termination of Executive's employment by the Employer or by Executive (other than termination based on Executive's death) following a Change in Control shall be communicated by the terminating party in a Notice of Termination to the other party hereto.

4.      Compensation and Benefits Upon Termination of Employment.

4.1      Severance Benefits.

(a)      If Executive shall be terminated from employment with the Employer or shall terminate his employment with the Employer, in each case as described in Section 3.1, then Executive shall be entitled to receive, in lieu of any further payments to Executive (including, without limitation, in lieu of any annual bonus payments or pro-rata bonus payments) except as expressly contemplated under this Agreement, a cash amount equal to the sum of (i) twelve (12) months of Base Salary and (ii) a pro rata Target Bonus for the year in which the Date of Termination occurs, with such amount payable in equal installments over the twelve (12) months following the Executive's Date of Termination, and commencing within ten (10) business days following Executive's Date of Termination (or, if later, upon the expiration of the revocation period, if applicable, under the Release, but in no event later than the later of the December 31 next-following the Date of Termination or 2-1/2 months after the Date of Termination). The payments under this Section 4.1(a) are in lieu of (and not in addition to) any severance payments the Executive may have been entitled to receive under any other agreement, plan or policy, and any payments under any such agreement, plan or policy shall offset dollar-for-dollar the amounts payable hereunder.

(b)      For a period of twelve (12) months following Executive's Date of Termination (the "coverage period"), Executive shall be entitled to the continuation of the same or equivalent health benefit coverage as he was receiving immediately prior to the Change in Control at active employee rates, and Executive's COBRA period shall commence at the end of such twelve (12) month period. The benefits to be provided under this Section 4.1(b) shall be reduced to the extent of the receipt of substantially equivalent coverage by Executive from any successor employer.

4.2      Termination Prior to a Change in Control. Notwithstanding anything contained in Section 4.1, in the case of a termination of employment prior to the occurrence of a Change in Control, the Company shall have no obligation to pay or provide any compensation or benefits hereunder prior to the occurrence of the Change in Control (and, for the avoidance of doubt, any payments relating to a termination described in Section 3.1(c) or (d) shall commence upon the occurrence of the Change in Control).

4.3      Accrued Benefits. Upon termination of the employment of Executive for any reason, Executive shall be entitled to receive any unpaid Base Salary through the date of such Eligible Executive's termination and any bonus earned but unpaid as of the date of such termination for any previously completed fiscal year of the Company. In addition, Executive shall be entitled to prompt reimbursement of any unreimbursed expenses properly incurred by Executive in accordance with Company policies prior to the date of Executive's termination. Executive shall also receive such other compensation (including any stock options or other equity-related payments) and benefits, if any, to which Executive may be entitled from time to time pursuant to the terms and conditions of the employee compensation, incentive, equity, benefit or fringe benefit plans, policies or programs of the Company.

4.4      Section 409A. Notwithstanding any other provision of this Agreement to the contrary, severance benefits pursuant to this Section 4, to the extent of payments made from the date of termination of Executive's employment through March 15 of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury regulations and thus are payable pursuant to the "short-term deferral" rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. To the extent such severance payments are made following said March 15, they are intended to constitute separate payments for purposes of Section 1.409A-1(b)(9)(iii) of the Treasury Regulations to the maximum extent permitted by said provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after separation from service if Executive is a "specified employee" with the meaning of the aforesaid section of the Code at the time of such separation from service.

5.      No Mitigation. Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any cash payments or benefit provided under this Agreement be reduced by any compensation or benefit earned by Executive after his Date of Termination (except as provided in the last sentence of Section 4.1(b) above). Notwithstanding the foregoing, if Executive is entitled, by operation of any applicable law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the "WARN" Act) in connection with the termination of his employment in addition to those required to be paid to him under this Agreement, then to the extent permitted by applicable statutory law governing severance payments or notice of termination of employment, the Company shall be entitled to offset the amounts payable hereunder by the amounts of any such statutorily mandated payments.

6.      Limitation on Rights.

6.1      No Employment Contract. This Agreement, including the recitals hereto, shall not be deemed to create a contract of employment between the Employer and Executive and shall create no right in Executive to continue in the Employer's employment for any specific period of time, or to create any other rights in Executive or obligations on the part of the Company or its subsidiaries, except as expressly set forth herein. Except as expressly set forth herein, this Agreement shall not restrict the right of the Employer to terminate Executive's employment at any time for any reason or no reason, or restrict the right of Executive to terminate his employment.

6.2      No Other Exclusions. This Agreement shall not be construed to exclude Executive from participation in any other compensation or benefit programs in which he is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which Executive is entitled.

7.      Legal Fees and Expenses. If any dispute arises between the parties with respect to the interpretation or performance of this Agreement, the prevailing party in any proceeding shall be entitled to recover from the other party its attorney’s fees, court costs and other expenses incurred in connection with any such proceeding. Amounts, if any, paid to Executive under this Section 7 shall be in addition to all other amounts due to Executive pursuant to this Agreement.

8.      Non-Alienation of Benefits. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

9.      Executive Acknowledgment. Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his choice concerning this Agreement that he has read and understands this Agreement and is fully aware of its legal effect.

10.      Miscellaneous.

10.1      Entire Agreement.

(a)      This Agreement constitutes the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and discussions between the parties hereto and/or their respective counsel and representatives with respect to the subject matter covered hereby. For the avoidance of doubt, this Agreement supersedes any employment or similar agreement between Executive and the Company to the extent such agreement includes any severance-type provisions.

(b)      The severance payment hereunder is in lieu of any payment that Executive might otherwise be entitled to from the Company (including, without limitation, in lieu of any annual bonus payments or pro-rata bonus payments that would otherwise be due and any other payments due Executive in the event of a Change in Control or termination of employment under the Company's applicable severance pay policies, if any, or under any other oral or written agreement including, without limitation, any employment agreement); provided, however, that Executive shall continue to be entitled to receive the applicable severance pay benefits, if any, under the Company's applicable policies, if any, or under another written agreement if Executive's termination is not a termination providing benefits under this Agreement.

10.2      Amendments. This Agreement may be changed, amended or modified only by a written instrument executed by both of the parties hereto.

10.3      Assignment and Binding Effect.

(a)      Neither this Agreement nor the rights or obligations hereunder shall be assignable by Executive or the Company except that this Agreement shall be assignable to, binding upon and inure to the benefit of any successor of the Company, and any successor shall be deemed substituted for the Company upon the terms and subject to the conditions hereof.

(b)      The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law.

10.4      No Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.5      Rules of Construction.

(a)      This Agreement shall be governed by and construed in accordance with the laws of, the State of New Jersey. Captions contained in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

(b)      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.6      Notices. Any notice required or permitted by this Agreement shall be in writing, delivered by hand, or sent by registered or certified mail, return receipt requested, or by recognized courier service (regularly providing proof of delivery), addressed to the Company at the Company's then principal office, or to Executive at the address set forth under Executive's signature below, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing. Notices shall be deemed given when received.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

DATARAM CORPORATION, INC.	EXECUTIVE

Michael E. Markulec	David A. Moylan
Director	Chairman and CEO
Dataram Corporation	Dataram Corporation
On behalf of the Board of Directors

Cc: Tony Lougee, Personnel file

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